As filed with the United States Securities and Exchange Commission on March 18, 2021.

No. 333-252910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT

NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post Holdings Partnering Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1759669
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert V. Vitale

President and Chief Investment Officer

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian Nagler	Derek Dostal
Wayne Williams	Deanna Kirkpatrick
Kirkland & Ellis LLP	Davis Polk & Wardwell LLP
601 Lexington Avenue	450 Lexington Avenue
New York, New York 10022	New York, New York 10017
Tel: (212) 446-4800	Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-fifth of one redeemable warrant(2)	46,000,000 Units	$10.00	$460,000,000	$50,186
Shares of Series A common stock included as part of the Units(3)	46,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the Units(3)	9,200,000 Warrants	—	—	—(4)
Total			$460,000,000	$50,186(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 6,000,000 Units, consisting of 6,000,000 shares of Series A common stock and 1,200,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post Holdings Partnering Corporation is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-252910) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.

Exhibits and Financial Statement Schedules.

(a)    The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

Exhibit	Description

1.1**	Form of Underwriting Agreement by and among the Registrant, Evercore Group L.L.C. and Barclays Capital Inc.

3.1	Certificate of Incorporation of the Registrant.

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.3	Bylaws of the Registrant.

3.4	Form of Amended and Restated Bylaws of the Registrant.

4.1	Specimen certificate for units of the Registrant, par value $0.0001 per share.

4.2	Specimen certificate for shares of the Registrant’s Series A Common Stock, par value $0.0001 per share.

4.3	Specimen certificate for warrants of the Registrant (included in Exhibit 4.4).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Promissory Note, dated January 27, 2021 issued to PHPC Sponsor LLC.

10.2**	Form of Letter Agreement among the Registrant, PHPC Sponsor LLC and the Registrant’s executive officers and directors.

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.4	Form of Investor Rights Agreement between the Registrant and certain security holders.

10.5	Securities Subscription Agreement, dated January 27, 2021 between the Registrant and PHPC Sponsor, LLC.

10.6	Form of Private Placement Unit Purchase Agreement between the Registrant and PHPC Sponsor, LLC.

10.7	Form of Indemnity Agreement between the Registrant and its executive officers and directors.

10.8**	Form of Services Agreement by and between the Registrant and Post Holdings, Inc..

10.9	Form of Forward Purchase Agreement between the Registrant and PHPC Sponsor, LLC.

23.1*	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24*	Power of Attorney (included on signature page of this Registration Statement).

99.1*	Consent of Jim Dwyer.

99.2*	Consent of Jennifer Kuperman.

99.3*	Consent of Dave Peacock.

99.4*	Consent of David L. Taiclet

*	Previously filed.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 18, 2021.

POST HOLDINGS PARTNERING CORPORATION

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President and Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Vitale Robert V. Vitale	President and Chief Investment Officer (Principal Executive Officer)	March 18, 2021

/s/ Bradly A. Harper Bradly A. Harper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2021

* Jeff A. Zadoks	Director	March 18, 2021

* By:	/s/ Bradly A. Harper
Bradly A. Harper
Attorney-in-fact